UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2011

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report) N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 25, 2011, ACI Worldwide, Inc. (“ACI”) announced that it has made an enhanced proposal to S1 Corporation (“S1”) to acquire 100% of the outstanding shares of S1 common stock (the “S1 Shares”), with an increase in the cash consideration payable under its July 26, 2011 proposal from $5.70 to $6.20 per S1 Share, or an increase of $0.50 per S1 Share (the “Enhanced ACI Merger Proposal”). Based on the $29.00 closing trading price per share of ACI common stock (the “ACI Shares”) on August 24, 2011, the last trading day prior to the announcement of the Enhanced ACI Merger Proposal, the relative value of the cash-stock consideration reflected by the Enhanced ACI Merger Proposal consisted of $6.20 in cash and $3.09 in ACI Shares per S1 Share as of such date, or an aggregate value of $9.29 per S1 Share as of such date.
     S1 is currently party to an Agreement and Plan of Merger and Reorganization, by and among, S1, Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly-owned direct subsidiary of S1, and Fundtech Ltd., a company organized under the laws of Israel.
     The Board of Directors of ACI has unanimously approved the submission of the Enhanced ACI Merger Proposal to S1.
     A copy of the press release announcing the delivery of the Enhanced ACI Merger Proposal, which includes the Enhanced ACI Merger Proposal, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety. The description contained herein of the Enhanced ACI Merger Proposal and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Enhanced ACI Merger Proposal.
Forward-Looking Statements
This communication contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “would” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to the following: (1) that a transaction with S1 may not be completed on a timely basis or on favorable terms, (2) negative effects on our business or S1’s business resulting from the pendency of the merger, (3) that we may not achieve the synergies and other expected benefits within the expected time or in the amounts we anticipate, (4) that we may not be able to promptly and effectively integrate the merged businesses after closing and (5) that the committed financing may not be available. Other factors that could materially affect our business and actual results of operations are discussed in our most recent 10-Ks as well as other filings with the SEC available at the Securities and Exchange Commission (“SEC”) website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Certain Information Concerning The Participants
ACI and certain of its directors and officers may be deemed to be participants in any solicitation of stockholders in connection with the proposed transaction. Information about the participants in the solicitation, including their interests in the transactions, is available in the proxy statement that ACI has filed with the SEC on August 25, 2011 in connection with the special meeting of S1’s stockholders.
Available Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS OF S1 AND ACI ARE URGED TO READ ACI’S PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to obtain free copies of the registration statements and prospectuses (when available) and other documents filed with the SEC by ACI through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ACI will be available free of charge on ACI’s internet website at www.aciworldwide.com or by contacting ACI’s Investor Relations Department at 646-348-6706.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

99.1	ACI Press Release, dated August 25, 2011.

99.2	Letter to S1 Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 25, 2011

ACI WORLDWIDE, INC.
By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	ACI Press Release, dated August 25, 2011.

99.2	Letter to S1 Corporation.